SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2008

TRI-VALLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600

Bakersfield, California 93309

(Address of principal executive office)

Issuer's telephone number: (661) 864-0500

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

In January 2008, Tri-Valley Corporation sold 210,000 shares of restricted common stock to four accredited investors at $5.00 per share, for total consideration of $1,050,000 and 40,000 shares of restricted common stock to one accredited investor at $6.25 per share for a total consideration of $250,000. These sales were made in a privately negotiated transaction in reliance on the exemption from registration requirements contained in Section 4(2) of the Securities Act of 1933, and pending expected approval by the American Stock Exchange.

Prior to these sales, in December 2007, Tri-Valley sold 200,000 shares of restricted common stock to nine accredited investors for prices $6.00 per share, for total consideration of $1,200,000, and 200,000 shares of restricted common stock to one accredited investor for $6.25 per share, for total consideration of $1,125,000. These sales were also sold in privately negotiated transactions in reliance on the exemption from registration requirements contained in Section 4(2) of the Securities Act of 1933, and pending expected approval by the American Stock Exchange.

Tri-Valley intends to use the proceeds of these sales to accelerate its oil and gas field development programs already underway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: January 31, 2008	/s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer